SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                October 10, 2003





                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)




        Missouri                         1-2967                43-0559760
(State or other jurisdiction           (Commission          (I.R.S. Employer
     of incorporation)                 File Number)         Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

The following changes in the directors and officers of Union Electric Company were announced on October 10, 2003:

o    Paul A. Agathen,  director and Senior Vice President will retire from Union
     Electric   Company  and  in  conjunction   therewith  will  relinquish  his
     directorship effective October 10, 2003.

o Garry L. Randolph, Senior Vice President, was elected to fill the vacancy on the board of directors created by Mr. Agathen's retirement effective October 10, 2003.

o Charles W. Mueller, Chairman, Chief Executive Officer and director, will retire on December 31, 2003.

o Gary L. Rainwater, President, Chief Operating Officer and director, will succeed Mr. Mueller as Chairman and Chief Executive Officer upon his retirement. Effective January 1, 2004, Mr. Rainwater will serve as Chairman, Chief Executive Officer, President and director.

o Warner L. Baxter, Senior Vice President (principal financial officer) and director, was elected Executive Vice President and Chief Financial Officer effective October 10, 2003.

o Steven R. Sullivan, Vice President Regulatory Policy, General Counsel and Secretary, was elected Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary effective October 10, 2003. Mr. Sullivan was elected to fill the vacancy on the board of directors created by Mr. Mueller's retirement effective January 1, 2004.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       UNION ELECTRIC COMPANY
                                        (Registrant)


                                       By         /s/  Martin J. Lyons
                                          -------------------------------------
                                       Name:           Martin J. Lyons
                                       Title:   Vice President and Controller
                                                (Principal Accounting Officer)


Date:  October 10, 2003


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